As filed with the Securities and Exchange Commission on July 14, 2010

                                                     Registration No. 333-106400
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                          VOCALTEC COMMUNICATIONS LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       STATE OF ISRAEL                               NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)
                             ______________________

  12 BENNY GAON STREET, BUILDING 2B
  POLEG INDUSTRIAL AREA, NETANYA, ISRAEL                42504
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

           VOCALTEC COMMUNICATIONS LTD. 2003 MASTER STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                      ____________________________________

                          VOCALTEC COMMUNICATIONS INC.
                             1732 SOUTHAMPTON DRIVE
                              CARROLLTON, TX 75007
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (214) 476-5107
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                      ____________________________________

                                   Copies to:
                               Dan Shamgar, Adv.
                              Michael Rimon, Adv.
                    Meitar Liquornik Geva & Leshem Brandwein
                              16 Abba Hillel Road
                            Ramat Gan 52506, Israel
                   __________________________________________

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

       Large accelerated filer [_]            Accelerated filer [_]
       Non-accelerated filer [X]              Smaller reporting company [_]

                                EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-106400), as amended (the "Registration Statement"), originally filed by VocalTec Communications Ltd. (the "Registrant") on June 24, 2003, amends the Registration Statement to deregister all securities under the Registration Statement that remain unsold. The Registrant has terminated all offerings of securities under the Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Herzliya, Israel, on July 14, 2010.

                                         VOCALTEC COMMUNICATIONS LTD.

                                         By: /s/ IDO GUR
                                         ---------------
                                         Name: Ido Gur
                                         Title: President and Chief
                                         Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                 TITLE                                    DATE

/S/ IDO GUR               President and Chief Executive Officer    July 14, 2010
-----------
Ido Gur

/S/ JOSHUA DI NUR         Chief Financial Officer (Principal       July 14, 2010
-----------------         Financial Officer and Principal
Joshua Di-nur             Accounting Officer)

/S/ ILAN ROSEN            Chairman of the Board of Directors       July 14, 2010
--------------
Ilan Rosen

/S/ YOSEPH DAUBER         Director                                 July 14, 2010
-----------------
Yoseph Dauber

/S/ TSIPI KAGAN           Director                                 July 14, 2010
---------------
Tsipi Kagan

/S/ ERAN DARIEL           Director                                 July 14, 2010
---------------
Eran Dariel

VOCALTEC                  Authorized Representative in the U.S.    July 14, 2010
COMMUNICATIONS INC.

By: /s/ IDO GUR
---------------
Name: Ido Gur
Title: Authorized Signatory

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